EXHIBIT 5.2

[LETTERHEAD OF LKE]

February 25, 2015

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202-1377

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507-1462

Ladies and Gentlemen:

I am Senior Corporate Attorney for LG&E and KU Energy LLC, a Kentucky limited liability company (“LKE”), Louisville Gas and Electric Company, a Kentucky corporation (“LG&E”) and Kentucky Utilities Company, a Kentucky and Virginia corporation (“KU” and, together with LKE and LG&E, the “Registrants”). I have acted as counsel to the Registrants in connection with the proposed issuance and sale from time to time of a presently indeterminate aggregate amount of securities (“Securities”), including

(i)	LKE’s unsecured and unsubordinated debt securities to be issued under LKE’s Indenture dated as of November 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such debt securities (the “LKE Indenture”);

(ii)	LG&E’s secured debt securities, to be issued under LG&E’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such debt securities (the “LG&E Indenture”); and

(iii)	KU’s secured debt securities, to be issued under KU’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such debt securities (the “KU Indenture”), all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the LKE Indenture, the LG&E Indenture and the KU Indenture.

I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below.

On the basis of such examination and review, and subject to the limitations and qualifications stated herein, I advise you that I am of the opinion that:

1.	LKE is duly organized and validly existing as a limited liability company in good standing under the laws of the Commonwealth of Kentucky.

2.	LG&E is duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Kentucky.

3.	KU is duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia.

You have informed me that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to below as in effect on the date hereof. I understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise me in writing of the terms thereof and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

I hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the references to me under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are limited to the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia.

Very truly yours,

/s/ John P. Fendig
John P. Fendig

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